                                                                    EXHIBIT 10.5

                              SEVERANCE AGREEMENT
                              -------------------


     THIS SEVERANCE AGREEMENT (this "AGREEMENT") is made and entered into as of November 2, 1996, by and between Interactive Flight Technologies, Inc., a Delaware corporation (the "COMPANY"), and Lance D. Fieldman ("EXECUTIVE"), with reference to the following facts:

                                    RECITALS
                                    --------

     A. Executive has been employed as the Company's Vice President of Sales and is also the Secretary of the Company. He is resigning from all such positions, effective as of the date hereof (the "RESIGNATION DATE").

     B. The Company and Executive are parties to that certain Employment Agreement dated as of May 1, 1995 (the "EMPLOYMENT AGREEMENT").

     C. In connection with such resignation, the Company has agreed to provide Executive with certain benefits and consulting compensation, as more fully set forth herein.

     D. Executive desires to continue to render certain consulting services to the Company, and the Company desires that Executive render such services, under the terms and conditions hereinafter set forth.

     E. In consideration of such benefits and consulting arrangements, Executive and the Company have each agreed to release the other from any and all claims, known or unknown, that they may have or could have against each other arising prior to the execution of this Agreement, including any claims concerning any subject matter arising out of, related to or connected with Executive's employment with the Company, all as more fully set forth herein.

     NOW, THEREFORE, in consideration of the premises set forth above and of the covenants, releases, representations and warranties contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.   CERTAIN DEFINITIONS.
     -------------------

     "CLAIMS" means any and all claims, debts, liabilities, demands, obligations, liens, promises, acts, agreements, costs, and expenses (including, but not limited to, attorneys' fees), damages, actions, and causes of action, of whatever kind or nature, including, without limitation, any statutory, civil, or administrative claim, whether known or unknown, suspected or unsuspected, fixed or contingent, apparent or concealed, except as provided herein.

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     "COMPANY GROUP" means the Company and its respective successors, assigns, officers, directors, agents, employees, representatives, attorneys, shareholders and persons providing, or planning to provide, financing for the Company.

     "CONSULTING TERM" means the period commencing on the date hereof and ending on October 31, 1997.

     "EXECUTIVE GROUP" means Executive and his heirs, assigns, attorneys, representatives, agents, executors and administrators.

2.   RESIGNATION.  Executive hereby resigns, effective as of the Resignation
     -----------
Date, from his positions with the Company as Secretary and as Vice-President of Sales, and all other director or officer positions held with any member of the Company Group. The parties shall, concurrently herewith or promptly hereafter, cancel the Amended and Restated Shareholders' Agreement dated as of October 6, 1994 (the "SHAREHOLDERS AGREEMENT"), as to Executive, effective upon the Resignation Date. Executive agrees that, upon execution of the termination documents regarding the Shareholders' Agreement by the other parties thereto, the Shareholders' Agreement shall be terminated in all respects as to Executive without further signature by Executive.

3.   CONSULTING SERVICES AND COMPENSATION PACKAGE.  As consideration for
     --------------------------------------------
Executive's past service and his resignation, release and promises set forth in this Agreement, the Company agrees as follows:

     3.1 On the next regular payday, the Company shall pay to Executive his unpaid salary through the Resignation Date.

     3.2 The Company hereby engages Executive to perform, and Executive agrees to perform, consulting services for the benefit of the Company, as and to the extent requested by the Company from time to time during the Consulting Term (the "SERVICES"); provided, however, that the Services shall consist solely of consulting with the Company on a limited basis, not to exceed 5 hours per month, for the purpose of answering questions on historical matters regarding the Company.

     3.3 As compensation for the Services, the Company shall pay to Executive an aggregate of One Hundred Thousand Dollars ($100,000). In addition, Executive shall receive a sum of Three Hundred Thousand Dollars ($300,000) as full payment of all commissions owed to Executive under the Employment Agreement or otherwise (including without limitation in connection with Executive's sales efforts to Swissair). These sums will be paid fifty percent (50%) (the "FIRST PAYMENT) by wire transfer on Monday, November 4, and the remaining fifty percent (50%) (the "SECOND PAYMENT") on the earlier of (i) January 31, 1997 or (ii) the closing date of the Company's contemplated Class B Warrant Exercise Offer, provided that this offer raises at least $25,000,000. Subject to Section 6.4, the foregoing payments are in settlement of all salary, bonus, commissions and other compensation which are or may become due under the Employment Agreement or otherwise as a result of Executive's employment by the

                                       2
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Company, and, in light of the foregoing, (i) Executive hereby waives any right to receive additional severance payments or other compensation from the Company, including without limitation any sales commissions contemplated by Section 3(b) of the Employment Agreement or any severance payments contemplated by Section 9 of the Employment Agreement, and (ii) Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment, by self-employment or otherwise; and if Executive obtains other employment or becomes self-employed any compensation earned by Executive during such period shall not be applied to mitigate any payment made or to be made to Executive for such period.

     3.4 Subject to the same types of contribution as made by Executive in the past, the Company shall at its expense provide Executive with family medical insurance benefits on the same terms and conditions as provided to the Company's senior executives, until the end of the Consulting Term. Commencing at the end of the Consulting Term, Executive shall be entitled to such benefits as required under COBRA regulation.

     3.5 All of the employee stock options currently held by Executive (the "STOCK OPTIONS") shall continue to vest and become exercisable under the terms and vesting schedules set forth therein and shall continue to be exercisable through the respective scheduled terms under such options; provided, however,
                                                           --------
that such continued vesting and exercisability of the Stock Options shall not be effected by the termination of Executive's status as an employee and officer of the Company as contemplated hereby.

     3.6 The Company shall continue to indemnify Executive in accordance with the standards, terms and limitations of (i) Article IV of the Company's Bylaws as in effect on the date hereof to the same extent as if Executive had remained an officer of the Company, (ii) the Indemnification Agreement dated March 7, 1995 between Company and Executive (the "INDEMNIFICATION AGREEMENT"), (iii) existing Directors and Officers liability insurance to the same extent as if Executive had remained an officer of the Company and (iv) Articles VII and VIII of the Company's Amended and Restated Certificate of Incorporation.

4.   NO STOCK SALES.  Executive shall not, without the prior written consent of
     --------------
the Company, directly or indirectly, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, any shares of capital stock of the Company currently held or hereafter acquired by Executive (or any securities convertible into or exercisable or exchangeable for, or warrants, options or rights to purchase or acquire) such capital stock, or enter into any agreement to do any of the foregoing, until January 31, 1997. The foregoing shall not preclude a mere exercise of Stock Options so long as there is no subsequent sale or disposition of the underlying shares until January 31, 1997. Executive agrees that, so long as he holds any capital stock of the Company, he will vote all of the shares of the capital stock of the Company held by him in favor or against any matter (including the election of directors) submitted to the shareholders of the Company in the same proportion as the aggregate vote of the other shareholders of the Company who actually vote on such matter. Executive agrees to execute any additional

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

documents, including a proxy, which the Company reasonably believes is desirable to effectuate this provision.

5.   RETURN OF COMPANY PROPERTY.  Executive shall promptly return all Company
     --------------------------
property and documents in his possession, except that Executive may retain the telephone/fax machine and the older of two laptop computers currently in his possession.

6.   RELEASE OF CLAIMS.
     -----------------

     6.1  EXECUTIVE RELEASE.  Except as provided herein, in consideration of the
          -----------------
terms and provisions of this Agreement, Executive agrees that he shall and does hereby forever relieve, release and discharge each person in the Company Group from any and all Claims arising out of any act or omission occurring before the execution of this Agreement.

     6.2  COMPANY RELEASE.  Except as provided herein, in consideration of the
          ---------------
terms and provisions of this Agreement, the Company agrees that it shall and does hereby forever relieve, release and discharge each person in the Executive Group from any and all Claims arising out of any act or omission occurring before the execution of this Agreement.

     6.3  SCOPE.  The releases set forth in this Section 6 include, but are not
          -----
limited to, any and all Claims based on, arising out of, or related to Executive's employment relationship with the Company (or any and all facts in any manner arising out of, related to or connected with such employment relationship) or the termination of Executive's employment with the Company under the terms hereof (except that such releases shall not apply to any Claim by either party that the other has breached this Agreement). Without limiting the generality of the foregoing, Claims released by Executive and the Company shall encompass and include, but are not limited to, any Claims arising from rights under federal, state, or local laws relating to the prohibition of discrimination on the basis of race, national origin, sex, religion, age, marital status, handicap, ancestry, sexual orientation, or any other protected classification, and any and all Claims arising under common law, including, but not limited to, common law Claims for breach of contract, breach of the implied covenant of good faith and fair dealing, wrongful termination, discrimination, tortious interference with contract or with current or prospective economic advantage, fraud, deceit, misrepresentation, violation of public policy, breach of privacy, defamation, infliction of emotional distress, loss of consortium, breach of fiduciary duty, Claims arising from any alleged breach of the Employment Agreement, or any other common law Claim of any kind whatsoever.

     6.4  EXCEPTION.  In the event that the Second Payment contemplated by
          ---------
Section 33 above is not made by the Company by the date required by such Section, then, notwithstanding the mutual releases set forth above, Executive's rights (if any) to receive compensation or commissions shall be reinstated in full, except to the extent of the First Payment. In such case, the Company shall have the right to assert any applicable defenses or counterclaims.

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

7.   ACKNOWLEDGEMENT AND EFFECT OF WAIVER.  Executive understands and
     ------------------------------------
acknowledges that (a) this Agreement constitutes a voluntary waiver of any and all Claims he has against the Company and each person in the Company Group as of the date of his execution of this Agreement, including Claims under the Age Discrimination in Employment Act of 1967, 29 U.S.C. (S) 621 et seq.; (b) he has
                                                            -- ----
waived any and all Claims pursuant to this Agreement and in exchange for consideration, the value of which exceeds payments or remuneration to which he was already entitled; (c) he has been, and is hereby, advised to consult with an attorney concerning this Agreement before executing it; (d) he has been, and is hereby, informed that he has a period of at least twenty-one (21) days to consider the terms of this Agreement; and (e) he may revoke this Agreement at any time during the seven (7) days following the date of his execution of this Agreement, and no provision of this Agreement shall become effective or enforceable against Executive or the Company until such revocation period has expired.

8.   REPRESENTATIONS AND WARRANTIES.  Each party represents and warrants to the
     ------------------------------
other that (i) it has full power and authority to enter into this Agreement;
(ii) it is the owner of the Claims that it has released herein; and (iii) it has not (nor has it purported to have) assigned, conveyed, encumbered, or in any manner transferred any portion of the Claims released herein. Each party hereby agrees to indemnify and hold each party released by it hereunder harmless from any and all claims (including, but not limited to, all attorneys' fees actually incurred) resulting from any breach of that releasing party's warranties and representations herein.

9.   PUBLIC ANNOUNCEMENTS.
     --------------------

     9.1  ANNOUNCEMENT OF RESIGNATION.  Neither party shall make any public
          ---------------------------
announcement regarding Executive's resignation other than (i) pursuant to a mutually satisfactory press release which shall attribute Executive's resignation hereunder to the restructuring of the Company's approach to sales or
(ii) as may be required pursuant to applicable securities laws and any rules and regulations thereunder and then only after consultation with the other party to the maximum extent possible in order to maintain goodwill for the other party.

     9.2  THIRD PARTY CONTACTS.  Each of the parties hereto agrees not to make
          --------------------
disparaging or derogatory comments about any of the parties released by it hereunder (whether to the press, the investment community, shareholders, customers or potential customers or sales representatives of IFT or otherwise) and not to take any positions with third parties which are inconsistent with the above-described press release, except to the extent required by applicable law and then only after consultation with the other party to the maximum extent possible in order to maintain goodwill for the other party.

10.  CONFIDENTIALITY; NON-COMPETITION.
     --------------------------------

     10.1 The provisions of Section 4 of the Employment Agreement shall continue in full force and effect for the period specified therein; provided,
                                                                    --------
however, that Executive may establish an independent interactive advertising sales agency, whose clients may

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

include airlines (including the Company's customers) and any competitor of the Company, and in connection therewith Executive may employ either or both of Steven Fieldman or Jonathan Brust.

     10.2 In the event that Executive breaches any provisions of this section or there is a threatened breach, then, in addition to any other rights which the Company may have, the Company shall be entitled to seek injunctive relief to enforce the restrictions contained herein. In the event that an actual proceeding is brought in equity to enforce the provisions of this paragraph, Executive shall not urge as a defense that there is an adequate remedy at law nor shall the Company be prevented from seeking any other remedies which may be available.

     10.3 The existence of any claim or cause of action by the Company against Executive, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the foregoing restrictive covenants but shall be litigated separately.

     10.4 During the Consulting Term and thereafter, Executive agrees to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation, without the prior written authorization of the Company, any trade secrets, confidential knowledge, data or other proprietary information of the Company. By way of illustration and not limitation, such shall include information relating to products, processes, know-how, designs, formulas, methods, developmental or experimental work, improvements, discoveries, plans for research, new products, marketing or selling, business plans, budgets, unpublished financial statements, licenses, prices and costs, suppliers and customers, and information regarding the skills and compensation of other employees of the Company.

11.  MISCELLANEOUS.
     -------------

     11.1 DISPUTED RIGHTS.  This Agreement represents a settlement of disputed
          ---------------
rights and claims and, by entering into this Agreement, no party admits or acknowledges the existence of any liability or wrongdoing, all such liability being expressly denied. No provision hereof, or of any related document, shall be construed as any admission or concession of liability or of any wrongdoing.

     11.2 AGREEMENT NEGOTIATED.  This Agreement was the subject of careful
          --------------------
negotiation between Executive (a sophisticated businessman represented by counsel) and the Company. As a consequence, the parties do not believe that the presumptions of any statutory or common law doctrine relating to the interpretation of contracts against the drafter of any particular clause should be applied in this case and therefore waive its effects.

     11.3 INDEPENDENT ADVICE.  Each of the parties hereto (i) has received
          ------------------
independent legal advice from its attorneys with respect to the advisability of executing this Agreement; (ii) has read this Agreement and the releases contained herein carefully,

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

knows and understands the contents hereof, and (iii) has made such investigation of the facts pertaining to this Agreement and of all matters pertaining hereto as it deems necessary or desirable. Except as expressly set forth herein, none of the parties hereto has made any representations or warranties in connection with this Agreement, and no party has relied upon any oral or written representation or warranty of any other party in entering into this Agreement.

     11.4 NOTICES.  Any notice required or desired to be given to the Company or
          -------
to Executive shall be given in writing, and shall be addressed (i) to the Company at its principal place of business, and (ii) to Executive at his most recent home address in the records of the Company, or to such other address as that party may hereafter designate in writing, and shall be sufficiently given by actual delivery thereof to the Company or Executive, as the case may be, or by telecopy or certified mail, postage prepaid, return receipt requested, addressed to the other party as aforesaid, and the date of delivery, mailing or telecopying shall be the date of the giving of such notice.

     11.5 ENTIRE AGREEMENT.  Except as set forth in Section 10.1 above, this
          ----------------
Agreement, together with all documents referred to herein, sets forth the entire understanding of the parties with respect to Executive's employment relationship with the Company and the termination thereof, and supersedes any and all prior agreements or understandings between the parties relating to such subject matter (including without limitation the Employment Agreement, which is hereby terminated). No person has any authority to make any representation or promise on behalf of any of the parties which is inconsistent with the representations set forth in this Agreement, and this Agreement has not been executed in reliance on any promise or representation not set forth herein.

     11.6 MODIFICATION AND WAIVER.  None of the terms or provisions hereof shall
          -----------------------
be modified or waived, and this Agreement may not be amended or terminated, except by a written instrument signed by the party against which any modification, waiver, amendment or termination is to be enforced. No waiver of any one provision shall be considered a waiver of any other provision, and the fact that an obligation or right is waived for a period of time or in one instance shall not be considered to be a continuing waiver.

     11.7 GOVERNING LAW.  All questions with respect to this Agreement and the
          -------------
rights and liabilities of the parties shall be governed by the laws of Delaware, regardless of the choice of laws provisions of Delaware or any other jurisdiction.

     11.8 ASSIGNMENT.  This Agreement shall not be assignable by Executive or
          ----------
the Company, except that this Agreement may be assigned by the Company to any corporation or other business entity which succeeds to all or substantially all of the business of the Company through merger, consolidation, corporate reorganization or by acquisition of all or substantially all of the assets of the Company and which assumes the Company's obligations under this Agreement (a "SUCCESSOR"). The terms and conditions of this Agreement shall inure to the benefit of and be binding upon any Successor that has so assumed this Agreement. Furthermore, in the event that such an assignment to a

Successor is deemed ineffective with respect to Section 3.2 hereof by virtue of the personal services contemplated thereby, the remaining provisions hereof shall nonetheless inure to the benefit of such Successor; provided that the compensation payable to Executive as set forth in Section 3.2 and the Stock Option commitments set forth in Section 3.5 are fulfilled by the Successor.

     11.9 ARBITRATION OF DISPUTES.  If Executive and the Company cannot resolve
          -----------------------
a dispute (whether arising in contract or tort or any other legal theory, whether based on federal, state or local statute or common law and regardless of the identities of any other defendants) that in any way relates to or arises out of this Agreement, the termination of Executive's employment relationship with the Company, or (without limiting the generality of any other Section herein) Executive's past employment relationship with the Company, or termination of any of the agreements referred to herein, then such dispute shall be settled by arbitration in New York, New York, in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

     11.10  ATTORNEYS' FEES.  In the event that either party should bring any
            ---------------
action, suit or other proceeding against the other party hereunder concerning any matter released herein, or contesting the validity of this Agreement or any provision hereof, or attempting to rescind, negate, modify or reform this Agreement or any of the terms or provisions thereof, or in the event that any action, suit, or other proceeding is instituted to remedy, prevent, or obtain relief from a breach of this Agreement, or arising out of a breach of this Agreement, the prevailing party shall be entitled to recover all of such party's costs and expenses, including reasonable attorneys' fees and disbursements, incurred in each and every such action, suit, or other proceeding, including any and all appeals or petitions therefrom.

     11.11  INDEPENDENT CONTRACTOR.  The Company and Executive agree that
            ----------------------
Executive will act as an independent contractor in the performance of his duties under this Agreement. Accordingly, Executive shall be responsible for payment of all taxes including Federal, State and local taxes arising out of Executive's activities in accordance with this Agreement, including, by way of illustration but not limitation, Federal and State income tax, Social Security tax, Unemployment Insurance taxes and any other taxes or business license fees as required.

     11.12  OBLIGATION TO PAY COMPENSATION.  The Company's obligation to pay
            ------------------------------
Executive the compensation and to provide the benefits provided herein shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) the termination by the Company of Executive's consulting obligations hereunder and (ii) any setoff, counterclaim, recoupment, defense or other right which the Company may have against Executive (including without limitation as a result of breaches of Section 9.2) or anyone else. All amounts payable by the Company hereunder shall be paid without notice or demand.

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

     11.13  COUNTERPARTS.  This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.14  NO RESCISSION.  Except as expressly provided herein, each party
            -------------
waives all rights it may now have or may hereafter have conferred upon him or it, by statute or otherwise, to terminate, cancel or rescind this Agreement in whole or in part.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date and year set forth below.


"Company"                              "Executive"
Interactive Flight Technologies, Inc.


By:____________________________        ________________________________
     Michail Itkis                     Lance D. Fieldman
     Chief Executive Officer

Date:__________________________        Date:___________________________

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